                                                                       Exhibit 2




================================================================================

                              OPERATING AGREEMENT

                                      OF

                                  C&E DM, LLC
                       A NEVADA LIMITED LIABILITY COMPANY

                           Dated as of March 1, 1994

================================================================================


                             Page 52 of 106 Pages

                                  C&E DM, LLC

                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT


    THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") is made and entered into and effective as of March 1, 1994, by and between The Carlos and Elena De Mattos Family Trust dated February 12, 1991 (the "Trust") and C&E DM Limited Partnership, a California limited partnership ("C&E"), with reference to the recitals set forth below.


                                R E C I T A L S


     A. The Trust and C&E have formed a limited liability company (hereinafter called the "LLC") pursuant to the provisions of Chapter 86 of the Nevada Revised Statutes.

     B. In consideration of the covenants and the promises made herein, the parties hereto hereby agree as follows.


                            ARTICLE 1 - DEFINITIONS

     1.1    Adjusted Capital Account Deficit - "Adjusted Capital Account
            --------------------------------
Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

            1.1.1 increase such Capital Account by any amounts which such Member is obligated to contribute to the LLC (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to contribute to the LLC pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

            1.1.2 reduce such Capital Account by the amount of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     1.2    Affiliate - "Affiliate" means, when used with reference to a
            ---------
specified Person, (i) the Principal of the Person, (ii) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(iii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person, and (iv) any relative or spouse of such Person.

     1.3    Agreement - "Agreement" means this Limited Liability Company
            ---------
Operating Agreement, as originally executed and as amended from time to time, as the context requires. Words such as "herein", "hereinafter", "hereto", "hereby" and "hereunder", when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

     1.4    Articles of Organization - "Articles of Organization" means the
            ------------------------
articles of organization filed with the Nevada Secretary of State for the purpose of forming the LLC.

                             Page 53 of 106 Pages

     1.5    Available Cash Flow - "Available Cash Flow" means, with respect to
            -------------------
any Fiscal Year or other period, the sum of all cash receipts of the LLC from any and all sources, less all cash disbursements (including loan repayments, capital improvements and replacements) and a reasonable allowance for Reserves, contingencies and anticipated obligations as determined by the Manager.

     1.6    Business of the LLC - "Business of the LLC" shall have the meaning
            -------------------
set forth in Section 2.7 hereof.

     1.7    Capital Account - "Capital Account" of a Member shall have the
            ---------------
meaning set forth in Section ? hereof.

     1.8    Capital Contribution - "Capital Contribution" shall have the meaning
            --------------------
set forth in Article 3 hereof.

     1.9    Code - "Code" means the Internal Revenue Code of 1986, as amended
            ----
(or any corresponding provision or provisions of any succeeding law).

     1.10   Depreciation - "Depreciation" means, for each Fiscal Year or other
            ------------
period, an amount equal to the depreciation, amortization or other cost recovery reduction allowable with respect to an asset for such Fiscal Year or other period.

     1.11   Dissolution - "Dissolution" means (i) when used with reference to
            -----------
the LLC, the earlier of (a) the date upon which the LLC is terminated under the Statute, or any similar provision enacted in lieu thereof, or (b) the date upon which the LLC ceases to be a going concern, and (ii) when used with reference to any Member, the earlier of (a) the date upon which there is a Dissolution of the LLC or (b) the date upon which such Member's entire interest in the LLC is terminated by means of a distribution or series of distributions by the LLC to such Member.

     1.12   Fiscal Year - "Fiscal Year" means the period of January 1 to and
            -----------
including December 31.

     1.13   Initial Members - "Initial Members" means the Trust and C&E.
            ---------------

     1.14   LLC - "LLC" means C&E DM, LLC.
            ---

     1.15   LLC Interest - "LLC Interest" or "Interest" means an ownership
            ------------
interest in the LLC.

     1.16   LLC Loans - "LLC Loans" shall refer to any loans or advances made by
            ---------
any Member to the LLC at the Member's option, without obligation to so do, to the extent the LLC does not have sufficient resources (assets, borrowings or otherwise) to meet its LLC obligations. Such LLC Loans shall bear interest at the rate agreed to between the Member and the Manager.

     1.17   LLC Minimum Gain - "LLC Minimum Gain" means the amount determined by
            ----------------
computing with respect to each nonrecourse liability of the LLC, the amount of gain (of whatever character), if any, that would be realized by the LLC if it disposed (in a taxable transaction) of the Property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed as set forth in Regulations Section 1.704-2(d).

                             Page 54 of 106 Pages
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     1.18   Manager - "Manager" means the Person elected to manage the LLC
            -------
pursuant to Section ? of this Agreement. At any time that the Members shall have elected to have more than one Manager, all such Persons so elected shall be referred to as the "Managers."

     1.19   Member Nonrecourse Debt - "Member Nonrecourse Debt" has the meaning
            -----------------------
set forth in Regulations Section 1.704-2(b)(4).

     1.20   Member Nonrecourse Debt Minimum Gain - "Member Nonrecourse Debt
            ------------------------------------
Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the LLC Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability of the LLC, determined in accordance with Regulations Sections 1.704-2(i)(2) and (3).

     1.21   Member Nonrecourse Deductions - "Member Nonrecourse Deductions" has
            -----------------------------
the meaning set forth in Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year of the LLC equals the excess (if any) of the net increase (if any) in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears (or is deemed to bear) the economic loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

     1.22   Members - "Members" means collectively all Persons who hold
            -------
Interests in the LLC. Reference to a "Member" shall be to any one of the Members.

     1.23   Net Capital Contributions - "Net Capital Contributions" means the
            -------------------------
aggregate of a Member's Capital Contributions over the aggregate distributions theretofore made to such Member pursuant to Section 5.1.

     1.24   Net Profits and Net Loss.  "Net Profits" and "Net Loss" mean, for
            ------------------------
each Fiscal Year or other period, an amount equal to the LLC's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          1.24.1 Any income of the LLC that is exempt from Federal income tax and not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss;

          1.24.2 Any expenditures of the LLC described in Code Section 705(b)(2)(B) or treated as Code Section 705(b)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Loss shall be subtracted from such taxable income or loss;

          1.24.3 Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to

                             Page 55 of 106 Pages
the fair market value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its fair market value;

          1.24.4 In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the subsection hereof entitled "Depreciation"; and

          1.24.5 Notwithstanding any other provision of this subsection, any items of income, gain, loss or deduction which are specifically allocated shall not be taken into account in computing Net Profits or Net Loss.

     1.25   Percentage Interest.  "Percentage Interest" of a Member means the
            -------------------
proportion which a Member's Capital Account bears to the aggregate of all Members' Capital Accounts. The Initial Members' Percentage Interests shall be in the following percentages:

            Trust             -     10%
            C&E               -     90%

     1.26   Period of Duration.  "Period of Duration" shall have the meaning set
            ------------------
forth in Section 2.6 hereof.

     1.27   Person.  "Person" means any individual, partnership, corporation,
            ------
trust, limited liability company, or other entity.

     1.28   Principal.  "Principal" means the natural Person which is in
            ---------
ultimate control of a Member.

     1.29   Property.  "Property" means all assets of the LLC, both tangible and
            --------
intangible, or any portion thereof.

     1.30   Regulations.  "Regulations" means the federal income tax regulations
            -----------
promulgated by the Treasury Department under the Code, as such regulations may be amended from time to time. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

     1.31   Reserves.  "Reserves" means funds set aside from Capital
            --------
Contributions or gross cash revenues as reserves. Such Reserves shall be maintained in amounts reasonably deemed sufficient by the Manager for working capital and the payment of taxes, insurance, debt service, repairs, replacements renewals, or other costs or expenses incident to the Business of the LLC, or in the alternative, the Dissolution of the LLC.

     1.32   Secretary of State.  shall mean the Secretary of State of the State
            ------------------
of Nevada.

     1.33   Statute.  "Statute" shall mean Chapter 86 of the Nevada Revised
            -------
Statutes (or any corresponding provision or provisions of any succeeding law).

     1.34   Vote.  Except where superseded by another Section of this Agreement,
            ----
or required by the terms of the Statute, Code or applicable Regulations thereunder, all decisions made by this LLC shall be approved by fifty-one percent (51%) of the votes ("Vote") of the Members, wherein each Member casts a number of votes equal to its Percentage Interest in the LLC.

                             Page 56 of 106 Pages

                        ARTICLE 2 - INTRODUCTORY MATTERS

     2.1    Formation of LLC.  On February 16, 1994, the parties formed the LLC
            ----------------
pursuant to the provisions of the Statute by filing the Articles of Organization with the Secretary of State.

     2.2    Name.  The name of the LLC is "C&E DM, LLC."  The Members shall
            ----
operate the Business of the LLC under such name or use such other or additional names as the Members may deem necessary or desirable provided that: (i) no such name shall contain the individual name of any Principal of any Member, or any similar name or variation thereof; (ii) the Members shall have reasonably determined, before use of any such name, that the LLC is entitled to use such name and will not by reason of such use infringe upon any rights of any other Person, or violate any applicable laws or governmental regulations; and (iii) the Members shall register such name under assumed or fictitious name statutes or similar laws of the states in which the LLC operates.

     2.3    Principal Office.  The LLC shall maintain its principal place of
            ----------------
business at 5336 Longshadow Court, Westlake Village, California 91362, or such other place in California as the Manager shall from time to time designate. This location shall be referred to from time to time as the "principal office" of the LLC.

     2.4    Office of Record.  The address of the office in Nevada where the
            ----------------
records of this LLC shall be maintained is: 165 West Liberty Street, Suite 210, Reno, Nevada, 89501, or such other place as the Manager may determine.

     2.5    Agent for Service of Process.  The name and address of the LLC's
            ----------------------------
agent for service of process is Mark W. Knobel, 165 West Liberty Street, Suite 210, Reno, Nevada, 89501.

     2.6    Period of Duration.  The period of duration of the LLC ("Period of
            ------------------
Duration") shall be thirty (30) years, commencing on the date of the filing of the Articles of Organization with the Nevada Secretary of State, unless the LLC is terminated or dissolved sooner, in accordance with the provisions of this Agreement.

     2.7    Business and Purpose of the LLC.  The purpose of the LLC is to
            -------------------------------
engage in any lawful activities for which a LLC may be organized under the Statute, including, but not limited, to the ownership and development of real estate projects.


                  ARTICLE 3 - MEMBERS & CAPITAL CONTRIBUTIONS

     3.1    Names and Addresses of Initial Members.  The names and addresses of
            --------------------------------------
the Initial Members are as follows:

          3.1.1 The Carlos and Elena De Mattos Family Trust dated February 12, 1991, 5336 Longshadow Court, Westlake Village, California 91362.

          3.1.2 C&E DM Limited Partnership, 5336 Longshadow Court, Westlake Village, California 91362.

     3.2    Contributions.  The Initial Members shall contribute the following
            -------------
to the LLC:

                             Page 57 of 106 Pages

            3.2.1 The Trust shall contribute Forty Thousand Dollars ($40,000) in cash and Ten Thousand shares of the common stock of Matthews Studio Equipment Group, a California corporation ("Matthews").

            3.2.2 C&E shall contribute Three Hundred Sixty Thousand Dollars ($360,000) in cash and Ninety Thousand shares of the common stock of Matthews.

     3.3    Additional Contributions.  Except as shall be expressly set forth
            ------------------------
herein, no Member shall be required to (a) make any additional Capital Contributions, (b) make any loan, or (c) cause to be loaned any money or other assets to the LLC.

     3.4    Rights with Respect to Capital.
            ------------------------------

            3.4.1  LLC Capital.  No Member shall have the right to withdraw,
                   -----------
or receive any return of, its Capital Contribution, and no Capital Contribution may be returned in the form of property other than cash except as specifically provided herein.

            3.4.2  No Interest on Capital Contributions.  Except as expressly
                   ------------------------------------
provided in this Agreement, no Capital Contribution of any Member shall bear any interest or otherwise entitle the contributing Member to any compensation for use of the contributed capital.

     3.5    Establishment of Capital Accounts.  A separate capital account
            ---------------------------------
("Capital Account") shall be maintained for each Member. For book purposes, each Member's Capital Account will be separated into a contribution account and an income (loss) account and will be maintained according to generally accepted accounting principles. Sections 3.6 and 3.7 below describe the appropriate accounting treatment for tax purposes of the Capital Accounts.

     3.6    General Rules for Adjustment of Capital Accounts.  The Capital
            ------------------------------------------------
Account of each Member shall be:

            3.6.1  Increases.  Increased by:
                   ---------

                    3.6.1.1  Such Member's cash contributions;

                    3.6.1.2 The agreed fair market value of property contributed by such Member (net of liabilities secured by such contributed property that the LLC is considered to assume or take subject to under Code
Section 752);

                    3.6.1.3 All items of LLC income and gain (including income and gain exempt from tax) allocated to such Member pursuant to Article 4, 4 or other provisions of this Agreement; and

            3.6.2   Decreases.  Decreased by:
                    ---------

                    3.6.2.1  The amount of cash distributed to such Member;

                    3.6.2.2 The agreed fair market value of all actual and deemed distributions of property made to such Member pursuant to this Agreement (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Code Section 752);


                             Page 58 of 106 Pages
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                   3.6.2.3  All items of LLC deduction and loss allocated to
such Member pursuant to Article 4 or other provisions of this Agreement.


     3.7    Special Rules With Respect to Capital Accounts.
            ----------------------------------------------

            3.7.1  Time of Adjustment for Capital Contributions.  For purposes
                   --------------------------------------------
of computing the balance in a Member's Capital Account, no credit shall be given for any Capital Contribution which such Member is to make until such contribution is actually made. "Capital Contribution" refers to the total amount of cash and the agreed fair market value (net of liabilities) contributed to the LLC by that Member and any subsequent contributions of cash and the agreed fair market value (net of liabilities) of any other property subsequently contributed to the LLC by that Member.

            3.7.2  Intent to Comply with Treasury Regulations.  The foregoing
                   ------------------------------------------
provisions of Sections 3.6 and 3.7 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations Section. To the extent such provisions are inconsistent with such Regulations Section or are incomplete with respect thereto, Capital Accounts shall be maintained in accordance with such Regulations Section.

     3.8    Transferee's Capital Account.  In the event any Member transfers any
            ----------------------------
Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.


                  ARTICLE 4 - ALLOCATION OF PROFITS AND LOSSES

     4.1    Allocation of Net Profits and Losses.  Except as otherwise provided
            ------------------------------------
in this Article 4, 4, Net Profits and Net Loss of the LLC in each Fiscal Year shall be allocated among the Members as follows:

            4.1.1  Net Profits.  Net Profits shall be allocated among the
                   -----------
Members as follows:

                   4.1.1.1 first, to each of the Members until the cumulative Net Profits allocated to such Member pursuant to this Section 4.1.1 is equal to the cumulative Net Loss allocated to the Member pursuant to Section 4.1.2 for any prior period; and

                   4.1.1.2 thereafter, to the Members in accordance with their Percentage Interests.

            4.1.2  Allocation of Net Loss.  Except as otherwise provided in this
                   ----------------------
Article 4, Net Loss shall be allocated among the Members as follows:

                   4.1.2.1 first, to offset any Net Profits allocated pursuant to Section ? hereof, and then to offset any Net Profits allocated pursuant to Section ? hereof (in each case pro rata in proportion to their shares of Net Profits being offset);

                   4.1.2.2 second, in proportion to the positive balances, if any, in the Members' respective Capital Accounts, until such balances are reduced to zero; and

                             Page 59 of 106 Pages
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                    4.1.2.3  third, to the Members, pro rata, in accordance with their Percentage Interests; provided, however, that if, and to the extent that the allocation of Net Loss in this manner would cause a Member to have an Adjusted Capital Account Deficit at the end of the Fiscal Year, then such Net Loss shall instead be allocated to the Member who has the largest Percentage Interest.

     4.2    Residual Allocations..  Except as otherwise provided in this
            --------------------
Agreement, all items of LLC income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profits or Net Losses, as the case may be, for the Fiscal Year.

     4.3    Qualified Income Offset..  If any Member unexpectedly receives any
            -----------------------
adjustments, allocation or distributions described in clauses (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of LLC income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 4.3 is intended to constitute a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d)(3).

     4.4    Minimum Gain Chargeback..  If there is a net decrease in LLC Minimum
            -----------------------
Gain during a Fiscal Year, each Member will be allocated, before any other allocation under this Article 4, items of income and gain for such Fiscal Year (and if necessary, subsequent years) in proportion to and to the extent of an amount equal to such Member's share of the net decrease in LLC Minimum Gain determined in accordance with Regulations Section 1.704-2(g)(2). This Section
4.4 is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Regulations Section 1.704-2(f).

     4.5    Member Nonrecourse Debt Minimum Gain Chargeback..  Notwithstanding
            -----------------------------------------------
any other provision of this Article 4, but except Section 4.4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year of the LLC, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 4.5 is intended to comply with a minimum gain chargeback requirement of that Section of the Regulations and shall be interpreted consistently therewith.

     4.6    Member Nonrecourse Deductions..  Any Member Nonrecourse Deductions
            -----------------------------
for any Fiscal Year or other period shall be specially allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

     4.7    Special Allocations..  Any special allocations of items of Net
            -------------------
Profits pursuant to Sections 4.4, 4.5 and 4.6 shall be taken into account in computing subsequent allocations of Net Profits pursuant to Section 4.1, so that the net amount of any items so allocated and the gain, loss and any other item allocated to each Member pursuant to Section 4.l shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article if such special allocations had not occurred.

                             Page 60 of 106 Pages
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     4.8    Fees to Members or Affiliates..  Notwithstanding the provisions of
            -----------------------------
Section 4.1, in the event that any fees, interest, or other amounts paid to any Member or any Affiliate thereof pursuant to this Agreement or any other agreement between the LLC and any Member or Affiliate thereof providing for the payment of such amount, and deducted by the LLC in reliance on Section 707(a) and/or 707(c) of the Code, are disallowed as deductions to the LLC on its federal income tax return and are treated as LLC distributions, then

            4.8.1 the Net Profits or Net Loss, as the case may be, for the Fiscal Year in which such fees, interest, or other amounts were paid shall be increased or decreased, as the case may be, by the amount of such fees, interest, or other amounts that are treated as LLC distributions; and

            4.8.2 there shall be allocated to the Member to which (or to whose Affiliate) such fees, interest, or other amounts were paid, prior to the allocations pursuant to Section 4.1, an amount of gross income for the Fiscal Year equal to the amount of such fees, interest, or other amounts that are treated as LLC distributions.

     4.9    Section 704(c) Allocation..  Any item of income, gain, loss, and
            -------------------------
deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the LLC and which is required or permitted to be allocated to such Member for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated to such Member solely for income tax purposes in the manner so required or permitted.


                           ARTICLE 5 - DISTRIBUTIONS

     5.1    Available Cash Flow.  Available Cash Flow of the LLC shall be
            -------------------
distributed to the Members in accordance with the following priority and agreements:

            5.1.1   First.  Pro rata among the Members, in the ratio of the
                    -----
principal balances outstanding, until all of the accrued but unpaid interest on all LLC Loans, if any, has been paid, and then the principal amounts thereof.

            5.1.2   Second.  To the Members, pari passu, on a pro rata basis,
                    ------                   ---- -----
until each Member has received a ten percent (10%) interest (simple) on their Net Capital Contribution from time to time outstanding.

            5.1.3   Third.  To the Members, pari passu, on a pro rata basis,
                    -----                   ---- -----
until all Net Capital Contributions are reduced to zero.

            5.1.4   Fourth.  To the Members in accordance with the applicable
                    ------
Percentage Interests as of the time of such distribution.

     5.2    Liquidating Distributions.  Subject to the provisions of Section
            -------------------------
11.4, Available Cash Flow in liquidation of the LLC shall be distributed first in accordance with Section 4.1.1 and then to the Members, pro rata in accordance with each Member's positive Capital Account balance, to the extent thereof, after allocation of Net Profits and Net Loss and all other appropriate Capital Account adjustments and then in accordance with the applicable Percentage Interests of the Members.

                             Page 61 of 106 Pages

                   ARTICLE 6 - RIGHTS, DUTIES, OBLIGATIONS,
                   AND COMPENSATION OF MANAGERS AND OFFICERS

     6.1    Manager.  The LLC shall be managed by Carlos De Mattos (the
            -------
"Manager"). The Manager shall have such rights, duties and powers as are specified in this Agreement, or conferred upon the Manager by Vote of the Members.

            6.1.1     Duties of the Manager.  The Manager is the general manager
                      ---------------------
and chief executive officer of the LLC and has, subject to the control of the Members, general supervision, direction, and control of the business of the LLC. The Manager shall preside at all meetings of the Members. The Manager shall have the general powers and duties of management typically vested in the office of president and general manager of a corporation, and such other powers and duties as may be prescribed by the Members. Until the Members shall have elected more than one Manager for the LLC, the term "Manager" as used in this Agreement, but other than Section 6.2, shall mean the Person who alone has the powers and duties specified in this Section 6.1.1.

            6.1.2     Election.  Each Manager of the LLC shall be chosen
                      --------
annually by the Vote of the Members. In voting for Managers, each Member shall have a number of votes equal to its Percentage Interest in the LLC. The candidate for each Manager position who obtains the majority of Member votes cast shall succeed to that Manager position. Each Manager shall hold his office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

            6.1.3     Subordinate Officers.  The Members may appoint such other
                      --------------------
officers of the LLC as the Business of the LLC may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement, or as the Members determine.

            6.1.4     Removal and Resignation.  Any Manager or other officer of
                      -----------------------
the LLC may be removed, with or without cause, by the Vote of the Members. Any Manager or other officer of the LLC may resign at any time without prejudice to any rights of the LLC under any contract to which the Manager or other officer of the LLC is a party, by giving written notice to the Members, or to the Manager, as applicable. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            6.1.5     Vacancies.  A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification or any other cause shall be filled by a Vote of the Members, through the appointment of a successor officer who shall hold the office for the unexpired term.

     6.2    Co-Managers.  If at any time during the Period of Duration, the
            -----------
Members by Vote shall determine to have more than one Manager, the Managers shall be elected pursuant to the provisions of Section ? and shall be subject to removal pursuant to the provisions of Section ?. Each Manager shall also have the right to resign provided in Section ?, and any vacancy in a Manager position shall be filled pursuant to the provisions of Section ?. The following provisions of this Section 6.2 shall govern the manner in which the Managers shall manage the Business of the LLC if the Members have elected more than one Manager.

            6.2.1  The Managers shall share in the duties described in Section
     ?.

                             Page 62 of 106 Pages

            6.2.2 Meetings of the Managers shall be held at the principal office of the LLC, unless some other place is designated in the notice of the meeting. Any Manager may participate in a meeting through use of a conference telephone or similar communication equipment so long as all Managers participating in such a meeting can hear one another. Accurate minutes of any meeting of the Managers shall be maintained by the officer designated by the Managers for that purpose.

            6.2.3 Regular meetings of the Managers shall be held immediately following the adjournment of the annual meeting of the Members at which the Managers are elected. No notice need be given of such regular meetings.

            6.2.4 Special meetings of the Managers for any purpose may be called at any time by any Manager. At least forty-eight (48) hours notice of the time and place of a special meeting of the Managers shall be delivered personally to the Managers or personally communicated to them by an officer of the LLC by telephone, telegraph or facsimile. If the notice is sent to a Manager by letter, it shall be addressed to him at his last known business address as it is shown on the records of the LLC. In case such notice is mailed, it shall be deposited in the United States mail, first-class postage, prepaid, in the place in which the principal office of the LLC is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be considered due, legal and personal notice to such Manager.

            6.2.5 With respect to a special meeting which has not been duly called or noticed pursuant to the provisions of Section 6.2.4, all transactions carried out at the meeting are as valid as if had at a meeting regularly called and noticed if: (i) all Managers are present at the meeting, and sign a written consent to the holding of such meeting, or (ii) if a majority of the Managers are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which waiver, consent or approval shall be filed with the other records of the LLC, or (iii) if a Manager attends a meeting without notice and does not protest prior to the meeting or at its commencement that notice was not given to him or her.

            6.2.6 Any action required or permitted to be taken by the Managers may be taken without a meeting and will have the same force and effect as if taken by a vote of Managers at a meeting properly called and noticed, if authorized by a writing signed individually or collectively by all, but not less than all, the Managers. Such consent shall be filed with the records of the LLC.

            6.2.7 A majority of the total number of incumbent Managers shall be necessary to constitute a quorum for the transaction of business at any meeting of the Managers, and except as otherwise provided in this Agreement or by the Statute, the action of a majority of the Managers present at any meeting at which there is a quorum, when duly assembled, is valid. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Managers, if any action taken is approved by a majority of the required quorum for such meeting.

     6.3    Limitations on Rights and Powers.  Except by the unanimous agreement
            --------------------------------
of the Members which is evidenced in a writing, neither the Manager nor any other officer of the LLC shall have authority to:

            6.3.1 Enter into or commit to any agreement, contract, commitment or obligation on behalf of the LLC obligating any Member or Principal to find additional capital, to make or guarantee a loan or to increase its personal liability either to the LLC or to third parties;

                             Page 63 of 106 Pages

            6.3.2 Receive or permit any Member or Principal to receive any fee or rebate, or to participate in any reciprocal business arrangements that would have the effect of circumventing any of the provisions hereof;

            6.3.3 Materially alter the Business of the LLC or deviate from any approved business plan of the LLC as set forth in this Agreement;

            6.3.4 Permit or cause the LLC to place title to any Property in the name of a nominee;

            6.3.5 Permit the LLC's funds to be commingled with the funds of any other Person;

            6.3.6   Do any act in contravention of this Agreement;

            6.3.7 Do any act which would make it impossible to carry on the Business of the LLC;

            6.3.8   Confess a judgment against the LLC;

            6.3.9 Possess Property, or assign rights in specific Property, for other than a LLC purpose;

            6.3.10 Admit any person as a Member, except as otherwise provided in this Agreement;

            6.3.11 Sell, lease, pledge, hypothecate, or grant a security interest in any Property, except in the ordinary course of business;

            6.3.12  Attempt to dissolve or withdraw from the LLC; and

            6.3.13 Invest or reinvest any proceeds from the operation of the LLC, or the sale, refinancing or other disposition of any Property.

     6.4    Compensation of Manager.  The LLC shall pay to the Manager such
            -----------------------
salary and other benefits as shall be approved from time to time by Vote of the Members. The LLC shall reimburse the Manager for any expense paid by the Manager that properly is to be borne by the LLC.

     6.5    Compensation of Members.  Except as expressly permitted by this
            -----------------------
Agreement or any other written agreement, the LLC shall pay no compensation to any Member or any Principal of any Member for their services to the LLC.

     6.6    Expense Reimbursement.  The LLC shall reimburse the Members for any
            ---------------------
expense paid by them that properly is to be borne by the LLC, as approved from time to time by the Manager.

                             Page 64 of 106 Pages

                         ARTICLE 7 - MEMBERS' MEETING

     7.1    Place of Meetings.  Meetings of the Members shall be held at the
            -----------------
principal office of the LLC, unless some other appropriate and convenient location shall be designated for that purpose from time to time by the Manager.

     7.2    Annual Meetings of Members.  The annual meeting of the Members shall
            --------------------------
be held, each year, on the anniversary of the date of this Agreement, at 10:00 a.m. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same time. At the annual meeting, the Members shall elect the Manager (or Managers) and transact such other business as may be properly brought before the meeting.

     7.3    Special Meetings.  Special meetings of the Members may be called at
            ----------------
any time by the Manager or by one or more Members holding in the aggregate no less than ten percent (10%) of the Percentage Interests. Upon receipt of a written request, which request may be mailed or delivered personally to the Manager, by any Person entitled to call a special meeting of Members, the Manager shall cause notice to be given to the Members that a meeting will be held at a time requested by the Person or Persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the Persons calling the meeting may give notice thereof in the manner provided by this Agreement.

     7.4    Notice of Meetings.  Except as provided for in Section ? for special
            ------------------
meetings, notice of meetings shall be given to the Members in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting by the Manager. Such notices shall be given personally, by mail, or by facsimile, and shall be sent to each Member's last known business address appearing on the books of the LLC. Such notice shall be deemed given at the time it is delivered personally, or deposited in the mail, or sent by facsimile. Notice of any meeting of Members shall specify the place, the day and the hour of the meeting, and (i) in case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of an annual meeting, those matters which the Manager, at the date of mailing, intends to present for action by the Members.

     7.5    Validation of Members' Meetings.  The transactions of a meeting of
            -------------------------------
Members which was not called or noticed pursuant to the provisions of Section
7.3 or 7.4 shall be valid as though transacted at a meeting duly held after regular call and notice, if Members holding in the aggregate fifty-one percent (51%) or more of the Percentage Interests are present, and if, either before or after the meeting, each of the Members entitled to vote but not present at the meeting signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records of the LLC. Attendance shall constitute a waiver of notice, unless objection shall be made.

     7.6    Actions Without a Meeting.
            -------------------------

            7.6.1 Any action which may be taken at any annual or special meeting of Members may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by Members holding in the aggregate fifty-one percent (51%) or more of the Percentage Interests; provided, however, that the Manager may not be elected by written consent except by the unanimous written consent of all Members, and that any action which by the terms of this Agreement or by the Statute is required to be taken pursuant to a greater vote of the Members may only be taken by a written consent which has been signed by Members holding the requisite number of votes.

                             Page 65 of 106 Pages

            7.6.2 Unless the consents of all Members have been given in writing, notice of any approval made by the Members without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval. Any Member giving a written consent may revoke the consent by a writing received by the LLC prior to the time that written consents of Members required to authorize the proposed action have been filed with the LLC. Such revocation is effective upon its receipt by the LLC.

     7.7    Quorum and Effect of Vote.  Each Member shall have a number of votes
            -------------------------
equal to the Percentage Interest held by such Member, provided that if, pursuant to the Statute or the terms of this Agreement, a Member is not entitled to vote on a specific matter, then such Member's number of votes and Percentage Interest shall not be considered for purposes of determining whether a quorum is present, or whether approval by Members holding fifty-one percent (51%) or more of the Percentage Interests has been obtained, in respect of such specific matter. Members holding an aggregate of fifty-one percent (51%) or more of the Percentage Interests shall constitute a quorum at all meetings of the Members for the transaction of business, and the Vote of Members shall be required to approve any action, unless a greater vote is required by this Agreement or by the Statute.


               ARTICLE 8 - RESTRICTIONS ON TRANSFER OR CONVERSION
                                OF LLC INTERESTS

     8.1    Transfer or Assignment of Member's Interest.  The Interest of each
            -------------------------------------------
Member is personal property, and may be transferred or assigned only as provided in this Agreement. No transfer, hypothecation, encumbrance or assignment ("Transfer") of a Member's Interest, or any part thereof, in the LLC will be valid without the unanimous written consent of all of the Members, other than the Member proposing to dispose of its Interest. Any transferee who has obtained an Interest without the unanimous written consent of all Members shall have no right to participate in the management of the business and affairs of the LLC or to become a Member thereof.

     8.2    Void Transfers.  Any Transfer made in violation of this Article 8
            --------------
shall be of no force or effect, and the transferring Member shall continue to be obligated under each and every provision of this Agreement.


                 ARTICLE 9 - ADDITIONAL CAPITAL CONTRIBUTIONS;
                            ADMISSION OF NEW MEMBERS

     9.1    Additional Capital.  During the Period of Duration, each of the
            ------------------
Members shall be required to make additional Capital Contributions to the LLC if such additional Capital Contributions are approved by Members holding, in the aggregate, seventy-five percent (75%) or more of the Percentage Interests. Each Member shall be obligated to contribute an amount of additional capital equal to such Member's Percentage Interest times the total Capital Contribution amount required of all Members. The Members' Percentage Interests shall be adjusted to recognize any Member's failure to make the required additional Capital Contribution. Any Member who fails to contribute some or all of the required additional capital shall be in default of this Agreement and shall have no right to participate in the management of the business and affairs of the LLC, but such Member shall not forfeit its rights to distributions and Net Profits and Losses allocations.

                             Page 66 of 106 Pages

     9.2    Admission of New Members.  The consent of all Members set forth in a
            ------------------------
writing shall be required for a Person to be admitted into the LLC as a new Member. The amount of Capital Contribution which must be made by the new Member shall also be determined by the consent of all Members and the new Member shall not be deemed admitted into the LLC until the Capital Contribution required of such Person shall have been made.


             ARTICLE 10 - BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

     10.1   Maintenance of Books and Records.  The LLC shall cause books and
            --------------------------------
records of the LLC to be maintained in accordance with generally accepted accounting principles, and shall give reports to the Members in accordance with prudent business practices and the Statute. There shall be kept at the principal office of the LLC, as well as at the office of record of the LLC specified in Section 2.4, if different, the following LLC documents:

            10.1.1 A current list of the full name and last known business address of each Member, set forth in alphabetical order, together with the Capital Contributions and share in Net Profits and Losses of each Member;

            10.1.2 A current list of the full name and last known business address of each Manager, set forth in alphabetical order;

            10.1.3 Copies of the Articles of Organization of the LLC and any amendments thereto, together with copies of any executed powers of attorney pursuant to which any document of or relating to the LLC has been executed;

            10.1.4 Copies of the LLC's federal, state and local income tax or information returns and reports, if any, for the three most recent Fiscal Years;

            10.1.5  This Agreement;

            10.1.6 Financial statements of the LLC for the three most recent Fiscal Years;

            10.1.7 The LLC's books and records for at least the current and past three Fiscal Years;

            10.1.8 Originals or copies of all minutes, actions by written consent, consents to action and waivers of notice to Members and Member Votes, actions and consents; and

            10.1.9 The information required to be maintained by the LLC pursuant to Section 86.241(e) of the Statute, which information shall at all times be reflected in and incorporated into this Agreement.

     10.2   Annual Accounting.  Within 90 days after the close of each Fiscal
            -----------------
Year of the LLC, the LLC shall (i) cause to be prepared and submitted to each Member a balance sheet and income statement for the preceding Fiscal Year of the LLC (or portion thereof) in conformity with generally accepted accounting principles and (ii) provide to the Members all information necessary for them to complete federal and state tax returns.

                             Page 67 of 106 Pages

     10.3   Inspection and Audit Rights.  Each Member, at its own expense, has
            ---------------------------
the right to inspect and copy during normal business hours any of the LLC books and records required to be maintained in accordance with this Agreement. Such right may be exercised through any agent, representative or employee of the Member. Any Member may require a review and/or audit of the books, records and reports of the LLC. The determination of the Manager as to adjustments to the financial reports, books, records and returns of the LLC, in the absence of fraud or gross negligence, shall be final and binding upon the LLC and all of the Members.

     10.4   Bank Accounts.  The bank accounts of the LLC shall be maintained in
            -------------
such banking institutions as the Manager shall determine, provided such institutions have a net worth in excess of One Hundred Million Dollars ($100,000,000).


                    ARTICLE 11 - TERMINATION AND DISSOLUTION
                                     OF LLC

     11.1   Dissolution.  The LLC shall be dissolved upon the occurrence of any
            -----------
of the following events:

            11.1.1  When the Period of Duration of the LLC expires;

            11.1.2 The unanimous written agreement of all Members to dissolve the LLC;

            11.1.3 The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the Member's continued membership in the LLC, unless the business of the LLC is continued by the unanimous written consent of all the remaining Members within ninety (90) days after the occurrence of such event.

     11.2   Statement of Intent to Dissolve.  As soon as possible after the
            -------------------------------
occurrence of any of the events specified in Section 11.1 above, the LLC shall execute a Statement of Intent to Dissolve in such form as prescribed by the Secretary of State.

     11.3   Conduct of Business.  Upon the filing of the Statement of Intent to
            -------------------
Dissolve with the Secretary of State, the LLC shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but the LLC's separate existence shall continue until the Articles of Dissolution have been filed with the Secretary of State or until a decree dissolving the LLC has been entered by a court of competent jurisdiction.

     11.4   Distribution of Net Proceeds.  The Members shall continue to divide
            ----------------------------
Net Profits and Losses and Available Cash Flow during the winding-up period in the same manner and the same priorities as provided for in Articles 4 and 5 hereof. The proceeds from the liquidation of Property shall be applied in the following order:

            11.4.1 To the payment of creditors, in the order of priority as provided by law, except to Members on account of their contributions;

            11.4.2 To the payment of loans or advances that may have been made by any of the Members or their Principals for working capital or other requirements of the LLC;

                             Page 68 of 106 Pages

            11.4.3  To the Members in accordance with Section 4.1 hereof; and

            11.4.4 To the Members in accordance with the positive balances in their Capital Accounts after adjustments for all allocations of Net Profits and Losses.

     Where the distribution pursuant to this Section ? consists both of cash (or cash equivalents) and non-cash assets, the cash (or cash equivalents) shall first be distributed, in a descending order, to fully satisfy each category starting with the most preferred category above. In the case of noncash assets, the distribution values are to be based on the fair market value thereof as determined in good faith by the liquidator, and the shortest maturity portion of such non-cash assets (e.g., notes or other indebtedness) shall, to the extent such non-cash assets are readily divisible, be distributed, in a descending order, to fully satisfy each category above, starting with the most preferred category.

     11.5   Deficit Make-Up.  In the event the LLC is "liquidated" within the
            ---------------
meaning of Regulations Section 1.704-1(b)(2)(ii)(g) and after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs, a Member has a deficit balance in his Capital Account, such Member shall contribute to the capital of the LLC an amount equal to such deficit.


           ARTICLE 12 - INDEMNIFICATION OF THE MEMBERS, MANAGERS AND
                                THEIR AFFILIATES

     12.1   Indemnification of the Members and their Principals.  The LLC shall
            ---------------------------------------------------
indemnify and hold harmless the Members, the Managers, their Affiliates and their respective officers, directors, employees, agents and Principals (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Business of the LLC, excluding liabilities to any Member, regardless of whether the Indemnitee continues to be a Member, an Affiliate, or an officer, director, employee, agent or Principal of the Member at the time any such liability or expense is paid or incurred, to the fullest extent permitted by the Statute and all other applicable laws.

     12.2   Expenses.  Expenses incurred by an Indemnitee in defending any
            --------
claim, demand, action, suit or proceeding subject to Section 10.1 shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in Section 12.1.

     12.3   Indemnification Rights Non-Exclusive.  The indemnification provided
            ------------------------------------
by Section 12.1 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Members, as a matter of law or equity or otherwise, both as to action in the Indemnitee's capacity as a Member, as an Affiliate or as an officer, director, employee, agent or Principal of a Member and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                             Page 69 of 106 Pages

     12.4  Errors and Omissions Insurance.  The LLC may purchase and maintain
           ------------------------------
insurance, at the LLC's expense, on behalf of the Members and such other Persons as the Members shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the LLC and/or the Members' acts or omissions as the Members of the LLC regardless of whether the LLC would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     12.5   Assets of the LLC.  Any indemnification under Section 12.1 shall be
            -----------------
satisfied solely out of the assets of the LLC. No Member shall be subject to personal liability or required to fund or to cause to be funded any obligation by reason of these indemnification provisions.


                     ARTICLE 13 - MISCELLANEOUS PROVISIONS

     13.1   Counterparts.  This Agreement may be executed in several
            ------------
counterparts, and all counterparts so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     13.2   Survival of Rights.  This Agreement shall be binding upon, and, as
            ------------------
to permitted or accepted successors, transferees and assigns, inure to the benefit of the Members and the LLC and their respective heirs, legatees, legal representatives, successors, transferees and assigns, in all cases whether by the laws of descent and distribution, merger, reverse merger, consolidation, sale of assets, other sale, operation of law or otherwise.

     13.3   Severability.  In the event any Section, or any sentence within any
            ------------
Section, is declared by a court of competent jurisdiction to be void or unenforceable, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

     13.4   Notification of Notices.  Except for notices to be given under
            -----------------------
Articles 6 and 7 for purposes of meetings of Managers and meetings of Members, any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if personally delivered, transmitted by facsimile (with mechanical confirmation of transmission), or deposited in the United States mail, registered or certified, postage prepaid, addressed to the parties' addresses set forth below. Notices given in the manner provided for in this Section 13.4 shall be deemed effective on the third day following deposit in the mail or on the day of transmission or delivery if given by facsimile or by hand. Notices must be addressed to the parties hereto at the following addresses, unless the same shall have been changed by notice in accordance herewith:

To the Trust:            5336 Longshadow Court
                         Westlake Village, California 91362

To C&E:                  5336 Longshadow Court
                         Westlake Village, California 91362


     13.5   Construction.  The language in all parts of this Agreement shall be
            ------------
in all cases construed simply according to its fair meaning and not strictly for or against any of the Members.

     13.6   Section Headings.  The captions of the Articles or Sections in this
            ----------------
Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any of the provisions hereof, shall not be deemed part of this Agreement and shall not be used in construing or interpreting this Agreement.

                             Page 70 of 106 Pages

     13.7   Governing Law.  This Agreement shall be construed according to the
            -------------
internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Nevada.

     13.8   Additional Documents.  Each Member, upon the request of another
            --------------------
Member, agrees to perform all further acts and execute, acknowledge and deliver all documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement, including but not limited to acknowledging before a notary public any signature heretofore or hereafter made by a Member.

     13.9   Pronouns and Plurals.  Whenever the context may require, any pronoun
            --------------------
used in this Agreement shall include the corresponding masculine, feminine and neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     13.10  Time of the Essence.  Except as otherwise provided herein, time is
            -------------------
of the essence in connection with each and every provision of this Agreement.

     13.11  Further Actions.  Each of the Members agrees to execute, acknowledge
            ---------------
and deliver such additional documents, and take such further actions, as may reasonably be required from time to time to carry out each of the provisions, and the intent, of this Agreement, and every agreement or document relating hereto, or entered into in connection herewith.

     13.12  ARBITRATION OF DISPUTES.  ANY PARTY HERETO MAY REQUIRE THE
            -----------------------
ARBITRATION OF ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT. SUCH PARTY MAY INITIATE AND REQUIRE ARBITRATION BY GIVING NOTICE TO THE OTHER PARTIES SPECIFYING THE MATTER TO BE ARBITRATED. IF LEGAL ACTION IS ALREADY PENDING ON ANY MATTER CONCERNING WHICH THE NOTICE IS GIVEN, THE NOTICE SHALL NOT BE EFFECTIVE UNLESS GIVEN BY THE DEFENDANT THEREIN AND GIVEN BEFORE THE EXPIRATION OF TWENTY (20) DAYS AFTER SERVICE OF PROCESS ON THE PERSON GIVING THE NOTICE. EXCEPT AS PROVIDED TO THE CONTRARY IN THESE PROVISIONS ON ARBITRATION, THE ARBITRATION SHALL BE IN CONFORMITY WITH AND SUBJECT TO APPLICABLE RULES AND PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION (OR ANY SUCCESSOR THERETO). IF THE AMERICAN ARBITRATION ASSOCIATION IS NOT THEN IN EXISTENCE AND THERE IS NO SUCCESSOR, OR IF FOR ANY REASON THE AMERICAN ARBITRATION ASSOCIATION FAILS OR REFUSES TO ACT, THE ARBITRATION SHALL BE IN CONFORMITY WITH AND SUBJECT TO THE PROVISIONS OF APPLICABLE NEVADA STATUTES (IF
ANY) RELATING TO ARBITRATION AT THE TIME OF THE NOTICE. THE ARBITRATORS SHALL BE BOUND BY THIS AGREEMENT AND ALL RELATED AGREEMENTS. PLEADINGS IN ANY ACTION PENDING ON THE SAME MATTER SHALL, IF ARBITRATION IS REQUIRED AS AFORESAID, BE DEEMED AMENDED TO LIMIT THE ISSUES TO THOSE CONTEMPLATED BY THE RULES PRESCRIBED ABOVE. EACH PARTY SHALL PAY THE COSTS OF ARBITRATION, INCLUDING ARBITRATOR'S FEES, AS AWARDED BY THE ARBITRATOR(S). THE NUMBER AND SELECTION OF ARBITRATOR(S) SHALL BE IN ACCORDANCE WITH THE RULES PRESCRIBED ABOVE, EXCEPT THAT (I) EACH ARBITRATOR SELECTED SHALL BE NEUTRAL AND FAMILIAR WITH THE PRINCIPAL SUBJECT MATTER OF THE ISSUES TO BE ARBITRATED, SUCH AS, BY WAY OF EXAMPLE, REAL ESTATE DEVELOPMENT, OR REAL ESTATE MANAGEMENT, OR SUCH OTHER SUBJECT MATTER AS MAY BE AT ISSUE, (II) THE TESTIMONY OF WITNESSES SHALL BE GIVEN UNDER OATH, AND (III) DEPOSITIONS AND OTHER DISCOVERY MAY BE ORDERED BY THE ARBITRATOR(S).

                             Page 71 of 106 Pages

     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

     The Carlos and Elena De Mattos
     Family Trust dated February 12, 1991


     By:/s/ Carlos De Mattos
        -------------------------
      Carlos De Mattos, Trustee

     By:/s/ Elena De Mattos
        ------------------------
      Elena De Mattos, Trustee



     C&E DM Limited Partnership


     By:/s/ Carlos De Mattos
        ---------------------------------
      Carlos De Mattos, General Partner

     13.13  WAIVER OF JURY.  WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN
            --------------
CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AS TO WHICH NO PARTY INVOKES THE RIGHT TO ARBITRATION HEREINABOVE PROVIDED, OR AS TO WHICH LEGAL ACTION NEVERTHELESS OCCURS, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE MEMBERS AND EACH PARTY ACKNOWLEDGES THAT NONE OF THE OTHER MEMBERS NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE MEMBERS EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE MEMBERS EACH FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

                             Page 72 of 106 Pages

     13.14  Third Party Beneficiaries.  There are no third party beneficiaries
            -------------------------
of this Agreement except (i) Affiliates and Principals of the Members and (ii) any other Persons as may be entitled to the benefits of Article 12 hereof.

     13.15  Tax Elections.  The Manager, in his sole discretion, shall cause the
            -------------
LLC to make or not make all elections required or permitted to be made for income tax purposes.

     13.16  Partition.  The Members agree that the Property that the LLC may own
            ---------
or have an interest in is not suitable for partition. Each of the Members hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any Property the LLC may at any time have an interest in.

     13.17  Entire Agreement.  This Agreement and the Articles of Organization
            ----------------
constitute the entire agreement of the Members with respect to, and supersedes all prior written and oral agreements, understandings and negotiations with respect to, the subject matter hereof.

     13.18  Waiver.  No failure by any party to insist upon the strict
            ------
performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

     13.19  Attorneys' Fees.  In the event of any litigation, arbitration or
            ---------------
other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation, arbitration or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees, and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party is entitled to recover shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit or arbitration procedure on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys' fees provision is separate and several and shall survive the merger of this Agreement into any judgment.

     13.20  Confidentiality and Press Releases.  The Members and their
            ----------------------------------
respective Affiliates and Principals hereby agree that it is in all of their best interests to keep this Agreement and the Business of the LLC and all information concerning such business confidential. Such parties each agree that they will not take any action nor conduct themselves in any fashion, including giving press releases or granting interviews, that would disclose to third parties unrelated to the LLC or the Business of the LLC any aspect of the LLC or the Business of the LLC without the unanimous prior written approval of all Members. To the extent such prior approval is given, it may be conditioned upon approval of the text of any press release or the scope of any intended interview.

                             Page 73 of 106 Pages

     IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the date first written above.


                              The Carlos and Elena De Mattos
                              Family Trust, dated February 12, 1991



                              By:  /s/ Carlos De Mattos
                                   -------------------------
                                    Carlos De Mattos, Trustee



                              By:  /s/ Elena De Mattos
                                   ------------------------
                                    Elena De Mattos, Trustee



                              C&E DM Limited Partnership, a
                              California limited partnership



                              By:   /s/ Carlos De Mattos
                                   ---------------------------------
                                    Carlos De Mattos, General Partner

                             Page 74 of 106 Pages